Exhibit 23.2

HOLYFIELD & THOMAS, LLC
Certified Public Accountants & Advisors
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1601 Forum Place, Suite 801 . West Palm Beach, FL 33401-8106
(561) 689-6000  .  Fax (561) 689-6001  .  www.holyfieldandthomas.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 18, 2003 related to the financial statements of Amalgamated
Resources Technologies, Inc. and to the reference of our firm under the caption
"experts" in the Prospectus.

/s/  Holyfield & Thomas, LLC

West Palm Beach, Florida
February 18, 2003